Capital Group, Inc.
Members FINRA, SIPC	Investment Bankers / Brokers

Exhibit 10.1

February 14, 2012

Dean Huge

Chief Financial Officer

Norman Cay Development, Inc.

4472 Winding Lane

Stevensville, MI 49127

Source Capital Group, Inc. Engagement Letter

To Mr. Huge:

The purpose of this engagement letter is to set forth the terms pursuant to which Source Capital Group, Inc. (hereinafter referred to as “SCG”) will act as the placement agent and financial advisor for a proposed issuance, or series of issuances, of not limited to $10,000,000 of debt and/or equity capital (“Proposed Offering”) of Norman Cay Development, Inc. (collectively, with its subsidiaries and affiliates), (hereinafter referred to as the “Company”).

The terms of our agreement are as follows:

1.

Engagement Period. The Company hereby retains and engages SCG, for the period beginning on the date hereof and ending in ninety (90) days (the “Engagement Period”), to act as the Company’s exclusive placement agent and financial advisor in connection with the Proposed Offering with the exception of the list of clients as disclosed by the Company in Exhibit B amended as agreed by both SCG and the Company.  In the event that a term sheet for the Proposed Offering is presented by SCG and agreed to by the Company, the Engagement Period shall automatically extend until the sooner of the closing of the Proposed Offering or ten (10) days written notice by the Company that it does not intend to pursue the offer.  The compensation for acting as the exclusive placement agent to the Company and conditions of SCG’s engagement is stated hereunder.

2.

Compensation.  In consideration for its services in the Proposed Offering, SCG shall be entitled to the following payments:

(a)

A cash fee equal to 4% of the dollar amount received by the Company in connection with debt financing in the Proposed Offering and 8% of the dollar amount received by the Company in connection with equity financing in the Proposed Offering, including any proceeds received by the Company from any cash exercise of warrants, options or rights issued to investors in the Proposed Offering. SCG acknowledges that the Company has the sole discretion whether or not to enter into a definitive agreement for any Proposed Offering.  If a term sheet for the Proposed Offering (the “Term Sheet”) is produced during the Engagement Period and agreed to by the Company, and the Term Sheet is subsequently terminated by the Company prior to the expiration date of such Term Sheet, then SCG shall be entitled to a break-up fee equal to 2% of the gross amount of any financing to be received based on the currently valid Term Sheet, within three (3) months from the end of the Engagement Period.

(b)

The Company shall grant a retainer of the Company’s restricted common stock, par value $0.001, equal to 1.5% of the outstanding shares (the “Retainer”) upon the delivery and signing of a mutually acceptable Term Sheet. The Company shall grant to SCG an additional number of shares of restricted common stock equal to 3% of the outstanding shares of the Company’s common stock upon a successful minimum closing.  The Retainer shall be considered earned and non-refundable upon its payment.

276 Post Road West • Westport, CT  06880  • Phone 203 341-3500 • 800 882-2889 • Fax 203 341-3515 • www.sourcegrp.com

Capital Group, Inc.

(c)

At the Closing or Closings, the Company shall grant to SCG (or its designated affiliates or assignees) share purchase warrants (the “Warrants”) covering a number of shares of Common Stock equal to 4% of the total dollar amount received by the Company in connection with debt financing in the Proposed Offering and 8% of the total dollar amount received by the Company in connection with equity financing in the Proposed Offering.  The Warrants will be non-exercisable or transferrable for six (6) months after the date of the Closing other than as permitted by FINRA Rule 5110 and will be exercisable and expire five years after Closing.  The Warrants will be exercisable at a price equal to 125% of the closing price on the trading day immediately prior to Closing.    The Warrants shall not be redeemable.  The Warrants may be exercised as to all or a lesser number of shares of Common Stock, will provide for cashless exercise, and, if not registered, will contain provisions for one demand registration of the sale of the underlying shares of Common Stock for a period of five years after the Closing at the Issuer’s expense, an additional demand registration at the warrant-holders’ expense, and “piggyback” registration rights for a period of five years after the Closing at the Issuer’s expense.

(d)

The Company agrees to reimburse SCG for its reasonable mutually approved out-of-pocket expenses incurred in connection with the services rendered by SCG hereunder (including, without limitation, travel and lodging, document preparation expenses, and courier services and fees).

(e)

All cash payments under this agreement shall be made in U.S. dollars and without withholding or deduction of any tax, assessment or other governmental charges unless required by law.  All compensation due to SCG is to be settled at closing unless otherwise specified. Fees and retainers should be wired to:

Source Capital Group, Inc.

Bank of America

Westport, CT

ABA# 026009593

Acct# 93618 82644

3.

Mergers, Acquisitions and Joint Ventures (“MA&JV”). The Company may, at its discretion and on a case-by-case basis, engage SCG to assist the Company in its discussions with potential MA&JV candidates, which will include directly negotiating on the Company’s behalf and rendering independent opinions as to valuation and formulae, among other things.  In compensation for its services in the consummation of a MA&JV transaction, SCG shall be entitled to a fee equal to 4% of the consideration paid or received in kind (PIK) in any transaction by and or between the Company, the MA&JV candidate and or the surviving company (the “M&A Fee”).  Any potential MA&JV candidate introduced by SCG with which the Company enters into a letter of intent will fall under the M&A engagement.  This fee shall apply to any strategic partnerships as well as a special purpose vehicle (SPV) or asset purchase.

4.

Company Expenses.  The Company shall be responsible for and pay all expenses relating to the Proposed Offering, including, without limitation, the fees and expenses of the Company’s accountants and the fees and expenses of the Company’s legal counsel and other agents and representatives.

5.

Due Diligence.  The Proposed Offering shall be conditioned upon the satisfactory completion by SCG of its due diligence investigation and analysis of: (i) the Company’s arrangements with its officers, directors, employees, affiliates, customers and suppliers, (ii) the audited historical financial statements of the Company as may be required by the Act and rules and regulations of the Commission thereunder for inclusion in the Registration Statement, if applicable, and (iii) the Company’s projected financial results for the fiscal years ending December 31, 2011 and 2012;

6.

Rights After Termination.  If on or before the twelve (12) month anniversary of the later of end of the Engagement Period, the consummation of a Proposed Offering, or any termination of this engagement letter, the Company enters into a commitment or letter of intent relating to any such Proposed Offering of the Company with any investor to whom the Company was introduced by SCG, or who was contacted by SCG in connection with its services for the Company hereunder, SCG shall be paid, at and subject to the closing of any such subsequent placement, the cash compensation described in, and in accordance with the terms and provisions of, Section 2 above.

276 Post Road West • Westport, CT  06880  • Phone 203 341-3500 • 800 882-2889 • Fax 203 341-3515 • www.sourcegrp.com

Capital Group, Inc.

7.

Right of First Refusal.  Upon consummation of a Proposed Offering of a minimum of $3,000,000, Source shall be granted the right of first refusal (“Right of First Refusal”) on any and all subsequent offerings by the Issuer of debt or equity securities, for a period of one (1) year from the consummation of the Proposed Offering, if any; provided, however that the Right of First Refusal shall be contingent upon Source participating in any such subsequent offering upon the same terms and conditions which are set forth in a bona fide offer received by the Issuer from a third party (“Bona Fide Offer”).  At any time within 30 days after receipt of written notification of a Bona Fide Offer, Source may, by giving written notice to the Issuer, elect to exercise its Right of First Refusal.  The failure of Source to give such notice within such 30-day period will be deemed an election not to exercise its Right of First Refusal solely with respect to the applicable Bona Fide Offer.  If Source declines to exercise its Right of First Refusal, the Issuer shall have the right to retain any other person or persons to provide such services on terms and conditions that are not materially more favorable to such other person or persons than the terms declined by Source.  In the event the Issuer offers materially more favorable terms to a third party, Source shall again have a 30-day Right of First Refusal to engagement in the proposed offering on such terms.

8.

Escrow.  Any Proposed Offering shall fund through an escrow account established by SCG and paid for by the Company.

9.

Advertisements. The Company acknowledges that SCG may, at its option and expense, place an announcement in such newspapers and periodicals as it may choose, stating that SCG has acted as the financial advisor to the Company.  SCG agrees that the Company will have the right to approve the form of such announcement.

10.

Representations.  The Company represents and warrants to SCG as follows:

(a)

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereunder and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith.  This Agreement has been duly authorized and executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

(b)

The execution, delivery and performance of this Agreement by the Company do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected (except as may have been consented to or waived), or (iii)  conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(c)

SCG shall have no obligation with respect to any fees or commissions payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the this Agreement.

276 Post Road West • Westport, CT  06880  • Phone 203 341-3500 • 800 882-2889 • Fax 203 341-3515 • www.sourcegrp.com

Capital Group, Inc.

11.

Information and Confidentiality.  During the Engagement Period or until the Closing, the Company agrees to cooperate with SCG and to furnish, or cause to be furnished, to SCG, any and all information and data concerning the Company, its subsidiaries and the Proposed Offering that SCG deems appropriate, including, without limitation, the Company’s acquisition plans and plans for raising capital or additional financing (the “Information”). The Company represents and warrants to SCG that all Information: (i) made available by the Company to SCG or its agents and representatives and (ii) contained in any filing by the Company with any court or governmental regulatory agency, commission or instrumentality, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements are made.  The Company further represents and warrants to SCG that all such Information will have been prepared by the Company in good faith and will be based upon assumptions that, in light of the circumstances under which they were made, are reasonable.  The Company acknowledges and agrees that in rendering its services hereunder, SCG will be using and relying on such information (and information available from public sources and other sources deemed reliable by SCG) without independent verification thereof by SCG or independent appraisal by SCG of any of the Company’s assets.  The Company acknowledges and agrees that this engagement letter and the terms hereof are confidential and will not be disclosed to anyone other than the officers and directors of the Company and the Company’s accountants, advisors and legal counsel.  Except as contemplated by the terms hereof or as required by applicable law, SCG shall keep strictly confidential all non-public Information concerning the Company provided to SCG.  No obligation of confidentiality shall apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by SCG, (b) was known or became known by SCG prior to the Company’s disclosure thereof to SCG, (c) becomes known to SCG from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by SCG.  SCG’s obligations of confidentiality hereunder shall extend to its employees.

12.

Jurisdiction.  This engagement letter shall be deemed to have been made and delivered in New York City and both this engagement letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

13.

Legal Action and Indemnification.  Each of SCG and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of SCG and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon SCG mailed by certified mail to SCG’s address shall be deemed in every respect effective service process upon SCG, in any such suit, action or proceeding.  Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither SCG nor its affiliates, and the respective officers, directors, employees, agents and representatives of SCG, its affiliates and each other person, if any, controlling SCG or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities.  SCG will act under this engagement letter as an independent contractor with duties to the Company.  Because SCG will be acting on the Company’s behalf in this capacity, it is SCG’s practice to receive indemnification.  A copy of SCG’s standard indemnification form is attached to this engagement letter as Exhibit A.

[Signature Page Follows]

276 Post Road West • Westport, CT  06880  • Phone 203 341-3500 • 800 882-2889 • Fax 203 341-3515 • www.sourcegrp.com

Capital Group, Inc.

We are delighted at the prospect of working with you and look forward to a successful Proposed Offering.  If you are in agreement with the foregoing, please execute and return two copies of this engagement letter to the undersigned together with the Retainer.  This engagement letter may be executed in counterparts and by facsimile transmission.

Regards,

SOURCE CAPITAL GROUP, INC.

By:  /s/ David W. Harris

David W. Harris

Chief Financial Officer

By:  /s/ William F. Butler

William F. Butler

Senior Managing Director

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

NORMAN CAY DEVELOPMENT, INC.

By: /s/ Dean Huge

      Dean Huge

      Chief Financial Officer

[Signature Page to Engagement Letter]

[Exhibit A, Indemnification Letter Begins on Next Page]

276 Post Road West • Westport, CT  06880  • Phone 203 341-3500 • 800 882-2889 • Fax 203 341-3515 • www.sourcegrp.com

Capital Group, Inc.

This Exhibit A is a part of and is incorporated into the Proposed Offering Engagement Letter as of the date first above written between the Company and Source Capital Group, Inc. ("SCG"). Capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Agreement.

The Company agrees to indemnify and hold harmless SCG, its affiliates and each person controlling SCG (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of SCG, its affiliates and each such controlling person (SCG, and each such entity or person. an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the "Liabilities"), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the "Expenses") as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not any Indemnified Person is a party thereto (collectively, the "Actions"), (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any offering documents prepared by the Company (including any amendments thereof and supplements thereto) (the "Offer Documents") or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Offer Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that have resulted primarily from such Indemnified Person's (x) gross negligence, bad faith or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Transaction which were not authorized for such use by the Company and which use constitutes negligence, bad faith or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under the Agreement, which includes this Exhibit A.

Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under the Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by SCG, assume the defense of any such Action including the employment of counsel reasonably satisfactory to SCG, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of SCG (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

276 Post Road West • Westport, CT  06880  • Phone 203 341-3500 • 800 882-2889 • Fax 203 341-3515 • www.sourcegrp.com

Capital Group, Inc.

In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with the Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to SCG and any other Indemnified Person, on the other hand, of the matters contemplated by the Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and SCG and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by SCG pursuant to the Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to SCG on the other hand, of the matters contemplated by the Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of the Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to SCG under the Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act of 1933, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that have resulted primarily from such Indemnified Person's gross negligence, bad faith or willful misconduct in connection with any such advice, actions, inactions or services.

The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of the Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, the Agreement.

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

Norman Cay Development, Inc.

Source Capital Group, Inc.

By: /s/ Dean Huge

By: /s/ David W. Harris

      Dean Huge

      David W. Harris

      Chief Financial Officer

      President

276 Post Road West • Westport, CT  06880  • Phone 203 341-3500 • 800 882-2889 • Fax 203 341-3515 • www.sourcegrp.com

Capital Group, Inc.

EXHIBIT B

Haywood Securities

North Springs Resources

Global Hunter Securities

Newmont Mining Corporation

Xtra-Gold Resources Corp.

Golden Star Resources Corp.

Adamus

Endeavor Mining Corporation

Wheatfield Partners

Gold Fields Mineral Services, Ltd

Asher Enterprises

276 Post Road West • Westport, CT  06880  • Phone 203 341-3500 • 800 882-2889 • Fax 203 341-3515 • www.sourcegrp.com